Exhibit 99.2

April 25, 2014

Citrix Announces Pricing of $1.25 Billion Convertible Senior Notes

SANTA CLARA, Calif.—(BUSINESS WIRE)— Citrix Systems, Inc. (NASDAQ:CTXS) announced the pricing of its offering of $1.25 billion principal amount of convertible senior notes due 2019 (the “notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Citrix also granted the initial purchasers of the notes a 30-day option to purchase up to an additional $187.5 million principal amount of the notes, solely to cover over-allotments.

When issued, the notes will be unsecured senior obligations of Citrix and bear interest at a rate of 0.500% per annum, payable semi-annually on April 15 and October 15 of each year, commencing October 15, 2014. The notes will mature on April 15, 2019, unless earlier repurchased or converted in accordance with their terms prior to such date. Citrix will not have the right to redeem the notes prior to maturity. Prior to October 15, 2018, the notes will be convertible at the option of holders of the notes only upon satisfaction of certain conditions and during certain periods, and, thereafter, at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, Citrix will pay cash up to the aggregate principal amount of the notes to be converted and pay or deliver, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, at Citrix’s election, in respect of the remainder, if any, of Citrix’s conversion obligation in excess of the aggregate principal amount of the notes being converted. The conversion rate for the notes will initially be 11.1111 shares of Citrix’s common stock per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $90.00 per share, and is subject to adjustment under the terms of the notes. This represents a premium of approximately 50% over the last reported sale price of $60.00 per share of Citrix’s common stock on The NASDAQ Global Select Market on April 24, 2014. Holders of the notes may require Citrix to repurchase their notes upon the occurrence of a fundamental change prior to maturity for cash at a repurchase price equal to 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date, if any.

In connection with the pricing of the notes, Citrix entered into privately negotiated convertible note hedge transactions with certain financial institutions, which included certain of the initial purchasers or their respective affiliates (the “option counterparties”). The convertible note hedge transactions are expected to reduce potential dilution to Citrix’s common stock upon conversion of the notes and/or offset any cash payments due upon conversion of the notes in excess of the principal amount of the notes in the event that the market price per share of Citrix’s common stock, as measured under the terms of the convertible note hedge transactions, is greater than the strike price of the convertible note hedge transactions (which initially corresponds to the initial conversion price of the notes and is subject to certain adjustments substantially similar to those contained in the notes). In addition, in order to partially offset the cost of the convertible note hedge transactions, Citrix entered into warrant transactions with the option counterparties whereby Citrix will issue warrants to the option counterparties at a strike price equal to $120.00, which represents a premium of 100% over the last reported sale price of $60.00 per share of Citrix’s common stock on The NASDAQ Global Select Market on April 24, 2014. The warrants will separately have a dilutive effect to the extent that the market price per share of Citrix’s common stock exceeds the applicable strike price of the warrants unless, subject to certain conditions, Citrix elects to settle the warrants in cash.

In connection with establishing their initial hedge of the convertible note hedge and warrant transactions, the option counterparties or their respective affiliates have purchased or expect to purchase shares of Citrix’s common stock and/or have entered into or expect to enter into various derivative transactions with respect to Citrix’s common stock. This activity could increase (or reduce the size of any decrease in) the market price of Citrix’s common stock or the notes at the time of such activity.

Citrix has been advised that, in connection with the convertible note hedge and warrant transactions, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Citrix’s common stock and/or purchasing or selling Citrix’s common stock or other securities of Citrix in secondary market transactions prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of the notes). These activities could also cause or avoid an increase or a decrease in the market price of Citrix’s common stock or the notes, which could affect a noteholder’s ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the amount and value of the consideration that a noteholder will receive upon conversion of the notes.

Citrix estimates that the net proceeds from the offering of the notes will be approximately $1.23 billion (or approximately $1.42 billion if the underwriters exercise their option to purchase additional notes in full), after deducting fees and estimated expenses payable by Citrix. Citrix intends to use approximately $71.8 million of the net proceeds to pay the net cost of the convertible note hedge transactions (after such cost is partially offset by the proceeds to Citrix from the warrant transactions). In addition, Citrix expects to use the remainder of the net proceeds from this offering and a portion of its existing cash and investments to purchase $1.5 billion of its common stock as authorized under its share repurchase program. Citrix intends to use approximately $101 million to purchase shares of its common stock from certain purchasers of notes in privately negotiated transactions effected through one of the initial purchasers or an affiliate thereof as Citrix’s agent concurrently with the closing of this offering and the remaining approximately $1.4 billion to repurchase additional shares of its common stock through an accelerated share repurchase transaction (the “ASR”), which Citrix intends to enter into with a financial institution between the pricing of the notes offering and the closing of the notes offering. The effectiveness of the ASR is conditioned upon the closing of the notes offering.

Citrix expects the purchase price per share of the common stock repurchased from certain purchasers of notes in privately negotiated transactions concurrently with the closing of the offering of the notes to equal $60.00, which was the last reported sale price per share of Citrix’s common stock on The NASDAQ Global Select Market on April 24, 2014. The purchase price per share of the common stock repurchased through the ASR will generally be equal to the average volume-weighted average price of Citrix’s common stock during a period beginning after the ASR becomes effective, less a discount. The exact number of shares repurchased pursuant to the ASR will be determined based on such purchase price.

If the initial purchasers exercise their option to purchase additional notes from Citrix, Citrix expects to use a portion of the net proceeds from the sale of the additional notes to enter into additional convertible note hedge transactions with the option counterparties, and Citrix expects to contemporaneously enter into additional warrant transactions with the option counterparties. In addition, if the initial purchasers exercise their option to purchase additional notes from Citrix, Citrix expects to use the remainder of the net proceeds from the sale of the additional notes and the additional warrants for working capital and general corporate purposes.

The notes and any shares of common stock issuable upon conversion of the notes have not been and will not be registered under the Securities Act or the securities laws of any state or other jurisdiction and may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable securities laws of any relevant state or jurisdiction.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Citrix gives no assurance that the proposed offering can be completed on any terms.

Citrix Systems, Inc.

Eduardo Fleites, 954-229-5758

eduardo.fleites@citrix.com

Source: Citrix Systems, Inc.

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